UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

GOLD TORRENT, INC.

Nevada	000-53872	06-1791524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706
(Address of principal executive offices)

(208) 3434-1413
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2017, Gold Torrent, Inc. (the “Registrant”), and its subsidiary Alaska Gold Torrent, LLC, entered into a Mining Services Agreement (the “Agreement”) with Mining & Environmental Services, LLC for development of the Registrant’s Luck Shot Mine, and other related mining services, including the development of the land located around the mine. If fully completed, it is estimated the Registrant will pay approximately $4,500,000 for such services. The Agreement contains customary representations, warranties and covenants by the parties for like transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD TORRENT, INC.

Date: August 30, 2017	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	President